Exhibit 99.1

bioAffinity Technologies Regains Compliance with Nasdaq Listing Requirements

SAN ANTONIO, TX — October 15, 2025 — bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company advancing early-stage cancer diagnostics including CyPath® Lung, the Company’s commercially available test for early-stage lung cancer, today announced that it has received a written notice from The Nasdaq Stock Market LLC stating that the Company has regained compliance with all applicable continued listing requirements.

Nasdaq’s confirmation ensures that bioAffinity Technologies’ common stock and warrants will continue to trade on the Nasdaq Capital Market under the symbols BIAF and BIAFW, respectively.

“We are pleased to have regained full compliance with Nasdaq’s listing standards,” said Maria Zannes, President and Chief Executive Officer of bioAffinity Technologies. “Maintaining our Nasdaq listing allows us to focus on advancing our CyPath® Lung test for lung cancer and our broader pipeline of noninvasive diagnostics while also building shareholder value for the long term.”

In a letter dated October 14, 2025, Nasdaq informed the Company that it has evidenced compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share, and with Nasdaq Listing Rule 5550(b)(1) (the Equity Rule), which requires a minimum of $2.5 million in stockholders’ equity.

Nasdaq informed the Company that it will be subject to a Mandatory Panel Monitor for a period of one year. If, within that one-year monitoring period, the Company fails to comply with the Equity Rule, the Company will not be permitted additional time to regain compliance with the Equity Rule. However, the Company will have an opportunity to request a new hearing with the Nasdaq Listing Qualifications Hearing Panel prior to the Company’s securities being delisted from Nasdaq.

About CyPath® Lung

CyPath® Lung uses proprietary advanced flow cytometry and artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Automated data analysis helps determine if cancer is present or if the patient is cancer-free. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. Clinical study results demonstrated that CyPath® Lung had 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small lung nodules less than 20 millimeters. Diagnosing and treating early-stage lung cancer can improve outcomes and increase patient survival. For more information, visit www.cypathlung.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to maintain compliance with Nasdaq’s continued listing standards and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

-2-